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                                                                   Exhibit 10.1


                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

         This AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of April 15, 2003, is entered into by and among WPS Receivables Corporation, a Delaware corporation ("Borrower"), WestPoint Stevens Inc., a Delaware corporation ("WestPoint"), as initial servicer, Congress Financial Corporation (Southern), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Agent"), The CIT Group/Commercial Services, Inc., as co-agent (in such capacity, "Co-Agent"), and the parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders").

                                  WITNESSETH:

         WHEREAS, Agent and Lenders have entered into financing arrangements with Borrower pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances to Borrower as set forth in the Loan and Security Agreement, dated March 28, 2003, by and among Borrower, WestPoint, Agent, Co-Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, together with this Amendment (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, pursuant to a letter agreement, dated March 28, 2003, among Borrower, WestPoint, Agent, Co-Agent and Lenders (the "Amendment Delivery Letter"), WestPoint agreed to deliver or cause to be delivered to Agent, no later than April 30, 2003, an amendment to the Senior Credit Facility Agreement and an amendment to the Subordinated Credit Facility Agreement;

         WHEREAS, pursuant to the Eighth Amendment and Temporary Waiver Agreement, dated as of March 31, 2003 (the "Senior Credit Facility Waiver"), among WestPoint, its Subsidiaries party to the Senior Credit Facility Agreement, Senior Credit Facility Agent and such lenders under the Senior Credit Facility Agreement as are required in order for such amendment to be effective and binding upon all of the lenders thereunder, Senior Credit Facility Agent and such lenders agreed, among other things, to waive, until June 10, 2003, the compliance by WestPoint and its Subsidiaries party to the Senior Credit Facility Agreement with (i) the Senior Credit Facility Covenants and (ii) certain other reporting covenants set forth in Sections 7.1(a) and 7.1(f) of the Senior Credit Facility Agreement;

         WHEREAS, pursuant to the Waiver Agreement, dated as of March 31, 2003 (the "Subordinated Credit Facility Waiver"), among WestPoint, its Subsidiaries party to the Subordinated Credit Facility Agreement, Subordinated Credit Facility Agent and such lenders under the Subordinated Credit Facility Agreement as are required in order for such amendment to be effective and binding upon all of the lenders thereunder, Subordinated Credit Facility Agent and such lenders agreed, among other things, to waive, until June 10, 2003, the compliance by WestPoint and its Subsidiaries party to the Subordinated Credit Facility Agreement with (i) the Subordinated Credit Facility Covenants and (ii) certain other reporting covenants set forth in Sections 6.1(a) and 6.1(f) of the Subordinated Credit Facility Agreement;


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         WHEREAS, Borrower and WestPoint have advised Agent that, upon the effectiveness of the Senior Credit Facility Waiver, Senior Credit Facility Availability will be less than $75,000,000;

         WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

         WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement or in the other Financing Agreements.

         2. Delivery of Senior Credit Facility Amendment and Subordinated Credit Facility Amendment. The reference to the date "April 30, 2003" set forth in Section 1 of the Amendment Delivery Letter is hereby amended to refer to "June 10, 2003". In no event shall the Senior Credit Facility Waiver or the Subordinated Credit Facility Waiver be deemed to satisfy the requirements of the Amendment Delivery Letter.

         3. Delivery of Audited Financial Statements. Section 9.11(a)(ii)(A) is hereby amended to add at the end thereof the following:
"provided, that, for the fiscal year of WestPoint ending December 31, 2002, such financial statements and other items shall be delivered on or before June 10, 2003".

         4. Cash Dominion Period. Since the Senior Credit Facility Availability will be less than $75,000,000 upon the effectiveness of the Senior Credit Facility Waiver, each Transaction Party and Agent confirm that Agent will exercise its rights under Section 6.8(c) of the Loan Agreement to notify the depository bank at which the Concentration Account is maintained to remit the funds received or deposited into such account to the Agent Payment Account as a result of the occurrence of such event and that at such time as Collections are being remitted from the Concentration Account to the Agent Payment Account, such time shall constitute the commencement of a Cash Dominion Period for all purposes under the Loan Agreement and the other Financing Agreements.

         5. Amendment Fee. In consideration of this Amendment, Borrower shall pay to Agent (for the account of Lenders) an amendment fee in the amount of $50,000 (the "Amendment Fee"), which shall be fully earned and due and payable on the date hereof and which may be charged directly to the loan account of Borrower.


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         6.       Representations, Warranties and Covenants. Each Transaction
Party represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

                  (a) this Amendment has been duly executed and delivered by such Transaction Party and the agreements and obligations of such Transaction Party contained herein constitute legal, valid and binding obligations of such Transaction Party enforceable against it in accordance with their respective terms; and

                  (b) no Default or Event of Default exists or has occurred as of the date of this Amendment.

         7. Conditions Precedent for Amendment. The amendments contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to
Agent:

                  (a) Agent shall have received this Amendment duly authorized, executed and delivered by Borrower, WestPoint and the Required Lenders;

                  (b) Agent shall have received a true, correct and complete copy of the Senior Credit Facility Waiver, in form and substance satisfactory to Agent, as duly authorized, executed and delivered by Senior Credit Facility Agent and such lenders under the Senior Credit Facility Agreement as are required in order for such amendment to be effective and binding upon all of the lenders thereunder; and

                  (c) Agent shall have received a true, correct and complete copy of the Subordinated Credit Facility Waiver, in form and substance satisfactory to Agent, as duly authorized, executed and delivered by Subordinated Credit Facility Agent and such lenders under the Subordinated Credit Facility Agreement as are required in order for such amendment to be effective and binding upon all of the lenders thereunder.

         8. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Effective Date. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

         9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

         10. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Georgia but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Georgia.


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         11.      Binding Effect. This Amendment shall be binding upon and
inure to the benefit of each of the parties hereto and their respective successors and assigns.

         12. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

         13. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written.


                                        WPS RECEIVABLES CORPORATION

                                        By: /s/ Nelson Griffith
                                           ------------------------------------
                                        Title:  President


                                        WESTPOINT STEVENS INC.,
                                        as initial Servicer

                                        By: /s/ Lester D. Sears
                                           ------------------------------------
                                        Title: Senior Vice President-Finance
                                                and Chief Financial Officer


AGREED:

CONGRESS FINANCIAL CORPORATION
(SOUTHERN), as Agent

By: /s/ Gary S. Silvers
   ------------------------------
Title:  Vice President